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                                                                  EXHIBIT (1)(b)

STATE DEPARTMENT OF ASSESSMENTS
        AND TAXATION
     APPROVED FOR RECORD
     6-5-95 at 2:55 p.m.

                             AIM EQUITY FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


                 AIM EQUITY FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: Pursuant to and in accordance with Section 2-105(c) of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors of the Corporation hereby increases the number of shares of common stock which the Corporation shall have the authority to issue from 4,000,000,000 shares to 5,500,000,000 shares with a par value of $.001 each.

                 SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 4,000,000,000 shares, with a par value of $.001 each, of which seven hundred fifty million (750,000,000) shares have been classified as AIM Weingarten Fund shares, two hundred million (200,000,000) shares have been classified as AIM Weingarten Fund-Institutional shares, seven hundred fifty million (750,000,000) shares have been classified as AIM Constellation Fund shares, two hundred million (200,000,000) shares have been classified as AIM Constellation Fund-


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                              STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 7 page document on file in this office: DATED 6-5-95.

                STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:  /s/ ILLEGIBLE, Custodian.
This stamp replaces our previous certification system.  Effective: 6/95

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Institutional shares, seven hundred fifty million (750,000,000) shares have been classified as AIM Charter Fund shares, two hundred million (200,000,000) shares have been classified as AIM Charter Fund-Institutional shares, and seven hundred fifty million (750,000,000) shares have been classified as AIM Aggressive Growth Fund. Four hundred million (400,000,000) shares were unclassified. The aggregate par value of all such classified and unclassified shares of common stock of the Corporation was $4,000,000. Shares of AIM Weingarten Fund, AIM Constellation Fund, AIM Charter Fund and AIM Aggressive Growth Fund shall be referred to herein as the "Class A Shares," and holders of such Class A shares shall be referred to herein as the "Class A Shareholders."

                 THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue 5,500,000,000 shares with a par value of $.001 each. Of the additional 1,500,000,000 shares, seven hundred fifty million (750,000,000) shares are classified as AIM Weingarten Fund Class B Shares and seven hundred fifty million (750,000,000) shares are classified as AIM Charter Fund Class B Shares (which additional classified shares shall be referred to collectively as the "Class B Shares" and the holders of such Class B Shares shall be referred to herein as the "Class B Shareholders").

                 FOURTH: As of the filing of these Articles Supplementary, the aggregate par value of all the shares of common stock of the Corporation, both classified and unclassified, is $5,500,000.





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                 FIFTH:  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A Shares as set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Articles of Incorporation (the "Articles of Incorporation"), and in the provisions of the Articles of Incorporation relating to stock of the Corporation generally, remain unchanged.

                 SIXTH: Except as set forth below, the Class B Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in ARTICLE FIFTH, paragraph (b) of the Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally. In addition, the Class B Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                 (a) Subject to the provisions of paragraph (c) below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares eight (8) years after the end of the calendar month in which a shareholder's order to purchase such shares was accepted.

                 (b) Subject to the provisions of paragraph (c) below, Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class





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B Shares will be considered held in a separate sub-account, and will automatically convert to Class A Shares in the same proportion as any Class B Shares (other than those in the sub-account) convert to Class A Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class B Shares generally.

                 (c) If an investment portfolio of the Corporation implements any amendment to a Rule 12b-1 Plan (or, if presented to shareholders, adopts or implements a non-Rule 12b-1 shareholder services plan) that the Board of Directors determines would materially increase the charges that may be borne by the Class A Shareholders under such plan, the Class B Shares will stop converting to the Class A Shares unless the Class B Shares, voting separately, approve the amendment or adoption. The Board of Directors shall have sole discretion in determining whether such amendment or adoption is submitted to a vote of the Class B Shareholders. Should such amendment or adoption not be submitted to a vote of the Class B Shareholders or, if submitted, should the Class B Shareholders fail to approve such amendment or adoption, the Board of Directors shall take such action as is necessary to:
(1) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption; and (2) ensure that the existing Class B Shares will exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed





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advisable by the Board of Directors to implement the foregoing, and at the sole discretion of the Board of Directors, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Directors reasonably believes will not be subject to federal taxation.

                 SEVENTH: The Board of Directors of the Corporation has authorized and classified the Class B Shares under authority contained in the Articles of Incorporation of the Corporation.

                 EIGHTH:   The Corporation is registered as an open-end
investment company under the Investment Company Act of 1940.

                 The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.





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                 IN WITNESS WHEREOF, AIM EQUITY FUNDS, INC. has caused these
Articles Supplementary to be executed under seal in its name and on its behalf by its President and witnessed by its Secretary on June 5, 1995.

                                          AIM EQUITY FUNDS, INC.

Witness:



/s/ CAROL F. RELIHAN                       By: /s/ ROBERT H. GRAHAM
-----------------------                        -------------------------
Secretary                                              President



(SEAL)





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